TECHNOLOGY ASSIGNMENT AGREEMENT

This **TECHNOLOGY ASSIGNMENT AGREEMENT** (the "Agreement") is entered as of August 28th, 2003 (the "Effective Date") between CREFISA, Inc., a Commonwealth of Puerto Rico corporation ("CREFISA"), and Banco Santander Puerto Rico, Commonwealth of Puerto Rico financial institution ("Santander") (collectively the "Parties").

RECITALS

WHEREAS, Santander has heretofore irrevocably transferred and assigned to CREFISA all of its rights, title and interest, in the Commonwealth of Puerto Rico, including, without limitation, all intellectual property rights and moral rights, in and to certain proprietary products, patent applications and proprietary information set forth herein (excluding any trademark rights) and the Parties wish to memorialize such transfer and assignment in this Agreement;

WHEREAS, Santander desires and agrees to irrevocably assign to CREFISA as of the Effective Date all of its rights, title and interest, in the Commonwealth of Puerto Rico, including, without limitation, all intellectual property rights and moral rights, in and to certain proprietary products, patent applications and proprietary information, as set forth herein, that otherwise have not been transferred and assigned to CREFISA prior to the Effective Date, as well as certain trademark rights as set forth herein;

WHEREAS, Santander is the sole owner of all rights, title and interest, including, without limitation, all intellectual property rights, in and to such proprietary products, patents, trademarks, proprietary information and proprietary business information; and, with respect to the trademarks in the Commonwealth of Puerto Rico;

WHEREAS, to enable Santander to continue its current use of certain proprietary products, CREFISA is willing to grant to Santander a license in such proprietary products and the parties shall execute a License Agreement for said license;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. **Assignment**

Santander hereby assigns to CREFISA all right, title and interest in (i) the subject matter referred to in Exhibit A ("ALTAIR System") that as of the date of this Agreement is used by Santander in the Commonwealth of Puerto Rico, (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, ALTAIR System, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights and all other intellectual and industrial property rights of any sort and all business, contract rights, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

Notwithstanding the assignment performed hereunder, CREFISA shall execute an ALTAIR System License Agreement in order to enable Santander to continue its current use of certain proprietary products.

2. Consideration

As payment for the assignment of the ALTAIR System, CREFISA will pay to Santander $41,947,667.24 the receipt and full satisfaction of which is hereby acknowledged by the Parties.

3. Further Assurances

Santander agrees to assist CREFISA in every legal way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If CREFISA is unable for any reason whatsoever to secure Santander's signature to any document it is entitled to under this Section 3, Santander hereby irrevocably designates and appoints CREFISA and its duly authorized officers and agents, as its agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Santander, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Santander.

4. Confidential Information

The ideas and the expressions hereof contained in the ALTAIR System and Intellectual Property are confidential, proprietary information and trade secrets that Santander is transferring and assigning to CREFISA hereby. Santander shall not in any manner or form disclose, provide or otherwise make available, in whole or in part, the ALTAIR System and/or the Intellectual Property to any third parties, except for Santander's employees, agents, or consultants who are bound by appropriate non-disclosures.

The Parties acknowledge and agree that all Parties' information that is marked "Confidential", except as specified below, that comes to be known by reason of work under this Agreement, is confidential to each Party and will not be disclosed to unauthorized third parties. The Parties will use the same standard of care, and will bind their employees, agents or representatives to such standard, to prevent disclosure of such confidential information as each uses to protect its own confidential information and trade secrets. Information received by either Party under this Agreement will not be considered confidential if the information: (a) is not marked "Confidential"; (b) is known to the other Party or is in the other Party's possession at the time of executing this Agreement; (c) is in the public domain at the time of disclosure; (d) is independently developed by the other Party; or (e) is disclosed to the other Party by a third party with written approval of the first Party. The obligations expressed within this Section 3 shall survive termination of this Agreement.

5. Warranty

Santander represents and warrants to CREFISA that Santander: (i) had all rights, title and interest in the ALTAIR System, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered the ALTAIR System or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by ALTAIR System, and (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Altair System.

UNLESS EXPLICITLY STATED OTHERWISE IN THIS AGREEMENT, THE ASSIGNED PROPERTY, PRODUCTS IN EXHIBIT A, AND PROPRIETARY BUSINESS INFORMATION ARE PROVIDED "AS IS" AND THE PARTIES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND WITH RESPECT TO ANY OF THE ASSIGNED PROPERTY, PRODUCTS IN EXHIBIT A OR PROPRIETARY BUSINESS INFORMATION, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. Limitation of Liability

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, OR DAMAGES FOR ANY LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. The Parties acknowledge that the limitation of liability in this Section 6 and the allocation of risk that it implements is an essential element of the bargain agreed to by the Parties, without which the Parties would not have entered into this Agreement.

7. Miscellaneous

7.1 This Agreement, and all disputes, claims or controversies arising under or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be governed by and settled in accordance with the laws of the Commonwealth of Puerto Rico and the United States.

7.2 If either Party commences any action or proceeding against the other Party to enforce this Agreement or any of such Party's rights hereunder, the prevailing Party will be entitled to its reasonable expenses related to such action or proceeding, including reasonable attorneys' and expert fees.

7.3 No delay, failure or waiver by either Party to exercise any right or remedy under this Agreement, and no partial or single exercise, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy.

7.4 If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions or of this Agreement as a whole will not be affected; and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

7.5 This Agreement, including any exhibit hereto which are incorporated herein by this reference, serves to document formally the entire understanding between the Parties relating to the subject matter hereof, and supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings (whether oral or written), relating generally to the same subject matter. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of the Party against which enforcement of the amendment or modification is sought.

7.6 This Agreement may be assigned or transferred by CREFISA upon written notification to Santander. Santander may assign this Agreement to any of its subsidiaries or affiliates with the prior written approval of CREFISA.

7.7 Any notice, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set below (or such other address as a party may designate by ten (10) days notice).

7.8 The terms of this Agreement are confidential to the parties. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties.

7.9 Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

BANCO SANTANDER PUERTO RICO

By: ______________________
Name: María Calero Padrón
Title: Executive Vice President

By: ______________________
Name: Patricio Silva
Title: Director of Operations

CREFISA, INC.

By: ______________________
Name: Rafael S. Bonilla
Title: Secretary

EXHIBIT A
ALTAIR SYSTEM

The following describes the software platforms to be licensed to Santander by CREFISA:

- **PLATAFORMA GLOBAL**
- **TERMINAL FINANCIERO**
- **PERSONAS**
- **CONTABILIDAD**
- **ACTIVOS**
- **PASIVOS**
- **GARRA**